Exhibit 3.1

THE COMMONWEALTH OF MASSACHUSETTS

PAUL GUZZI

Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASS. 02108.

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Mark S. Ain	17 Chamberlain Road Newton, Massachusetts 02158

The above-named incorporator xxxxxxxxxxxxxxxxxxx with the intention of forming a corporation under the provisions of General Laws, Chapter 156B hereby state(s):

1.	The name by which the corporation shall be known is:

Kronos Inc.

2.	The purposes for which the corporation is formed are as follows:

See 2A attached.

NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient, additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 8  1/2” x 11” paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	None			$
Common	None	250,000	$1		$250,000

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None.

*5.	The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None.

*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See 6A, 6B and 6C attached.

*If there are no provisions state “None”.

(a) to develop, manufacture, and market electrical, electronic, and mechanical products of any kind, and to conduct research in connection with any of the foregoing.

(b) to carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

(c) to carry on any business, operation or activity through a wholly or partly owned subsidiary.

(d) to carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

(a) The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law of the by-laws requires action by the stockholders.

(b) Meetings of the stockholders may be held anywhere in the United States.

(c) No stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

(d) The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

(e) The purchase or other acquisition or retention by the corporation of shares of its own capital shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall so have provided at the time of authorizing such reduction.

(f) Each director and officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation.

(g) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

(1)	such contract, transactions or act shall not be in any way invalidated or otherwise affected by that fact;

(2)	no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

(3)	any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested and to whom the nature of such interest has been disclosed;

the term “interest” including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

the term “concern” meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation; and

the phrase “subsidiary or affiliate” meaning a concern in which a majority of the directors, trustees, partners or controlling persons are elected or appointed by the directors of this corporation, or are constituted of the directors or officers of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of a majority in interest of each class of the capital stock of this corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation;

provided, however, that with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

provided, also, that stockholders so interested may vote at any such meeting; and

provided, further, that any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (g) which would be valid but for those provisions.

7.	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.	The post office address of the initial principal office of the corporation in Massachusetts is: 17 Chamberlain Road, Newton, Massachusetts 02158

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Mark S. Ain	17 Chamberlain Road, Newton, MA 02158

Treasurer:	Mark S. Ain	17 Chamberlain Road, Newton, MA 02158

Clerk:	Sheldon P. Apsell	8 Summer Street, Nahant, MA 01908

Directors:	Mark S. Ain	[same as above]

	Sheldon P. Apsell	[same as above]

	Larry K. Baxter	13 Hancock Street, Lexington, MA 02173

c.	The date initially adopted on which the corporation’s fiscal year ends is:

December 31.

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

third Tuesday in March.

e.	The name and business address of the resident agent, if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the above-named INCORPORATOR(S) sign(s) these Articles of Organization this 31 day of October, 1977.

/s/Mark S. Ain
Mark S. Ain

The signature of each incorporator which is not a natural person must be by an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign those Articles of Organization.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS. CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $125.00 having been paid, said articles are deemed to have been filed with me this 31st day of Oct 1977.

Effective date

/s/ Paul Guzzi
PAUL GUZZI
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Michael J. Beautyman, Esq. c/o Ropes & Gray
225 Franklin Street
Boston, MA 02110
Telephone: 423-6100, ext. 297

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125, General Laws, Chapter 156B. Shares of stock with a par value of less than one dollar shall be deemed to have par value of one dollar per share.

Copy Mailed        DEC 9 1977

THE COMMONWEALTH OF MASSACHUSETTS

MICHAEL JOSEPH CONNOLLY
Secretary of the Commonwealth	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO. 04-2640942

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Mark S. Ain,	, President/xxxxxxxxx, and
Sheldon P. Apsell,	, Clerk/xxxxxxxxxxxxx of

Kronos Inc

(Name of Corporation)

located at 355 Western Avenue, Brighton, MA 02135 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted ~~at a meeting held on , 19 , by vote of~~ by unanimous consent of the Stockholders on March 29, 1979.

CROSS OUT| INAPPLICABLE CLAUSE	being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.[2]

VOTED:	That the name of this corporation be and hereby is changed from Kronos Inc. to Kronos Incorporated and the President and
Clerk be and hereby are authorized to execute and submit to the Secretary of the Commonwealth of Massachusetts an
amendment to this corporation’s Articles of Organization and to take such other action that they deem necessary or appropriate to effect such change.

[1]	For amendments adopted pursuant to Chapter 156B, Section 70
[2]	For amendments adopted pursuant to Chapter 156B, Section 71

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8  1/2” wide x 11” high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:

The total amount of capital stock already authorized is

with par value without par value

The amount of additional capital stock authorized is	with par value without par value

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 29th day of March, in the year 1979

/s/ Mark S. Ain	President/xxxxxxxxx
Mark S. Ain

/s/ Sheldon F. Apsell	Clerk/xxxxxxxxxxx
Sheldon F. Apsell

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $50.00 having been paid, said articles are deemed to have been filed with me this 30th day of March 1979.

/s/ Michael Joseph Connolly
JOSEPH MICHAEL CONNOLLY
MICHAEL JOSEPH CONNOLLY
Secretary of the Commonwealth State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Donald W. Glazer, Esq.
c/o Ropes & Gray
225 Franklin Street
Boston, MA 02110
Telephone: 423-6100 ext. 295

Copy Mailed (illegible) 1979

THE COMMONWEALTH OF MASSACHUSETTS
Examiner
	MICHAEL JOSEPH CONNOLLY	FEDERAL IDENTIFICATION
	Secretary of State	NO. 04-2640942
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

	We,	Mark S. Ain	, President/xxxxxxxx and
		Larry K. Baxter	, Clerk xxxxxxxxxx of

Kronos Incorporated
(Name of Corporation)

located at 355 Western Ave., Brighton, MA 02135 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on April 28, 1983, by vote of
Name Approved	7888 shares of common stock out of 9378 shares outstanding (Class of Stock) ~~shares of out of shares outstanding~~ (Class of Stock) ~~shares of out of shares outstanding~~ (Class of Stock)

	CROSS OUT INAPPLICABLE CLAUSE	being at least a majority of each class outstanding and entitled to vote thereon[1] ~~two thirds of each class outstanding and entitled to vote thereon and of each chase or series of stock whose rights are adversely effected thereby[2]~~

C ☐ P ☐ M ☐

RESOLVED:  That the Articles of Organization of this corporation are hereby amended (i) to increase the authorized capital stock of this corporation from 250,000 shares of common stock, $1 par value per share, to 2,500,000 shares of common stock, $1 par value per share, (ii) to reduce the par value of the authorized common stock of this corporation from $1 par value per share to $.01 par value per share and (iii) to increase and change (a) the 9,378 shares of common stock, $1 par value per share, issued and outstanding into 937,800 share of common stock, $.01 par value per share, issued and outstand-

	[1] For amendments adopted pursuant to Chapter 156B, Section 70. [2] For amendments adopted pursuant to Chapter 156B, Section 71.		(Continued to page 2A)
5	Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
P.C.

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:

The total amount of capital stock already authorized is

with par value without par value

The amount of additional capital stock authorized is

with par value without par value

ing, (b) the 584 shares of common stock, $1 par value per share, held in the treasury into 58,400 shares of common stock, $.01 par value per share, held in the treasury and (c) the 1,437 shares of common stock, $1 par value per share, reserved for issuance pursuant to options granted or to be granted pursuant to the Company’s 1979 Stock Option Plan, 1980 Stock Option Plan, 1982 Stock Option Plan and 1983 Incentive Stock Option Plan into 143,700 shares of common stock, $.01 par value per share, reserved for issuance under such Plans; and that no surplus be appropriated for capital in connection with the foregoing amendment.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 1st day of June, in the year 1983.

/s/ Mark S. Ain	President/xxxxxxxxx

/s/ Larry K. Baxter	Clerk/xxxxxxxxxxx

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $1,125.00 having been paid, said articles are deemed to have been filed with me this 3rd day of June, 1983.

/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:
Donald W. Glazer, Esq.
Ropes & Gray
225 Franklin St., Boston, MA 02110
Telephone: (617) 423-6100

Copy Mailed JUN 14 1983

Examiner	THE COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
	MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
	ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO. 042640942

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Mark S. Ain	, President/xxxxxxxx and
	Donald W. Glazer	, Clerk/xxxxxxxxxx of

Kronos Incorporated
(Name of Corporation)

Name Approved	located at 62 Fourth Avenue, Waltham, Massachusetts 02154 do hereby certify that the following amendments to the articles of organization of the corporation were ~~was~~, duly adopted at a meeting held on May 7, 1987, each by vote of

933,713 shares of Common Stock out of 1,114,602 shares outstanding,

(Class of Stock)

______ shares of ______________ out of ______________ shares outstanding, and

(Class of Stock)

______ shares of ______________ out of ______________ shares outstanding,

(Class of Stock)

CROSS OUT INAPPLICABLE CLAUSE

being at least a ~~majority of each class outstanding and entitled to vote thereon[1]~~ two-thirds of each class outstanding and entitled to vote thereon ~~and of each case or series of stock whose rights are adversely effected thereby[2]~~

See Attachments 1 and 2

☐ ☐ ☐
[1] For amendments adopted pursuant to Chapter 156B, Section 70.
[2] For amendments adopted pursuant to Chapter 156B, Section 71.
9 P.C.	Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON		2,500,000	$.01
PREFERRED		None

CHANGE the total to:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON		2,500,000	$.01
PREFERRED		250,000	$1.00

Attachment 2

RESOLVED: That the Articles of Organization of this corporation be amended so that Articles 3 and 4 read in their entirety as follows:

1.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
Preferred	None	250,000	$1.00
Common	None	2,250,000	$.01

4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See Exhibit A hereto.

; and that the proper officers of this corporation be and they hereby are authorized and directed to execute and file such amendment with the Secretary of State of The Commonwealth of Massachusetts and to take such other actions as such officers deem necessary or desirable to carry out the purposes of this vote.

Exhibit A

ARTICLE 4

PROVISIONS RELATING TO CAPITAL STOCK

1. The shares of Series Preferred Stock may be issued from time to time in one or more series. To the extent not inconsistent with the other provisions of this Article 4, the Board of Directors is authorized to establish and designate the different series, and to fix and determine the variations and the relative rights and preferences among the different series, provided that all shares of Series Preferred Stock shall be identical except for variations so fixed and determined among the different series to the extent permitted by Massachusetts General Laws, Chapter 156B, Section 26 and any successor to that Section.

2. The preferences, voting powers, qualifications, special or relative rights or privileges of the Common Stock, the Series Preferred Stock and the existing series, if any, of each such class as of the date of adoption of these Articles of Organization are as follows:

(a) Liquidation Preference. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the holders of each series of Series Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid the amount fixed and determined by the Board of Directors for such series plus (except as otherwise provided for any series of Series Preferred Stock) an amount equal to dividends accrued to the date of payment, and to no further payment. Except as otherwise provided for any series of Series Preferred Stock, in the event that the assets of this Corporation available for distribution to holders of Series Preferred Stock shall be insufficient to permit payment to such holders of such amounts, then all the assets of the Corporation then remaining shall be distributed among the series of Series Preferred Stock ratably on the basis of the relative aggregate liquidation preferences of each series and, within each such series, ratably among the holders of the shares of such series. The aggregate amount of payments to be made to holders of Series Preferred Stock upon any liquidation, dissolution or winding up of this Corporation may be fixed at any amount up to the full amount legally available for distribution to stockholders. After payment in full has been made to all holders of Series Preferred Stock, then, and only then, the remaining assets of this Corporation may be distributed to the holders of Common Stock. The holders of any series of Series Preferred Stock shall be entitled to participate in any such distribution to holders of Common Stock to the extent, if any, specified for such series by the Board of Directors. Except as otherwise provided for any series of Series Preferred Stock, neither the purchase or redemption by this Corporation of shares of any class or series of its capital stock in any manner permitted by the Articles of Organization, nor the merger or consolidation of this Corporation with or into any other corporation or corporations, nor the sale or transfer by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation for the purposes of this Article 4.

(b) Dividend Preference. Holders of Series Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, dividends at such annual rate or rates, and no more, as are fixed for each series of Series Preferred Stock by the Board of Directors, payable in cash or in property or in shares of any series of Series Preferred Stock, or in Common Stock, or in any combination thereof. Holders of Series Preferred Stock may receive in the aggregate dividends equal to the full amount of funds legally available for the payment of dividends. Except as otherwise provided for any series of Series Preferred Stock, until all accrued dividends, if any, on all shares of Series Preferred Stock shall have been declared and set apart for payment, no dividend or distribution shall be made to holders of Common Stock, other than a dividend payable in Common Stock of this Corporation, nor shall any shares of Common Stock be repurchased, redeemed or otherwise retired. The holders of any series of Series Preferred Stock shall be entitled to participate in any dividend or distribution to holders of Common Stock to the extent, if any, specified for such series by the Board of Directors.

(c) Voting Powers and Qualifications. Each share of Common Stock shall entitle the holder thereof to one vote on all matters presented to stockholders. The holders of Series Preferred Stock shall be entitled to vote separately as a class, or in combination with the holders of Common Stock as a single class, to the extent (if any), and in regard to such matters and transactions (if any), as the Board of Directors may specify in establishing any such series or as may be otherwise required by law. Matters and transactions as to which the Board of Directors, in establishing any series, may

Attachment 1

specify a separate class vote of holders of Series Preferred Stock or any series thereof may include, without limitation, the election of a specified number or percentage of the directors, changes in this Corporation’s authorized capital stock, amendments to this Corporation’s Articles of Organization or By-laws, mergers, a sale of substantially all of the assets of this Corporation, and dissolution of this Corporation. The Board of Directors may specify the percentage of votes required to approve any matter or transaction requiring a separate vote of the Series Preferred Stock or any series thereof. As to matters and transactions as to which the Series Preferred Stock is entitled to vote in combination with holders of Common Stock as a single class, the Board of Directors, in establishing any such series, may specify that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock, provided that Series Preferred Stock shall have no more than one vote per share, or such greater number as is equivalent to the number of shares of Common Stock into which such shares of Series Preferred Stock are convertible.

(d) Additional Special or Relative Rights or Privileges. Holders of any series of Series Preferred Stock shall enjoy such additional special or relative rights or privileges vis-a-vis the holders of Common Stock as the Board of Directors (subject to the limitations imposed by this Article 4) may specify in the votes creating such series, including, without limitation, rights of redemption, sinking or purchase fund provisions and conversion rights.

Attachment 1

RESOLVED: That the Articles of Organization of this corporation be amended by adding the following paragraph (h) to Article 6:

(h) A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph (h) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 10th day of June, in the year 1987.

/s/ Mark S. Ain	President/xxxxxxxxx

/s/ Donald W. Glazer	Clerk/xxxxxxxxxxx

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 11th day of June, 1987.

/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:
Ropes & Gray
225 Franklin Street Boston, MA 02110
Telephone:

Copy Mailed

THE COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	No. 04-2640942

CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
A SERIES OF A CLASS OF STOCK

General Laws, Chapter 156B, Section 26

We,	Glenn D. Bolduc	, xxxxxxx/Vice President and
	Ann Marie Cartier	, xxxxx/Assistant Clerk of

Kronos Incorporated

(Name of Corporation)

located at 62 Fourth Avenue, Waltham, Massachusetts 02154 do hereby certify that at a meeting of the directors of the corporation held on May 7, 1987, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

RESOLVED:	That a series of Preferred Stock to be known as the Series A Convertible Preferred Stock is hereby created, consisting of 250,000 shares of Preferred Stock, $1.00 par value per share, having the terms set forth in the Series A Convertible Preferred Stock provisions presented to this meeting, in addition to those specified in the Articles of Organization of this corporation, that such Preferred Stock provisions be attached to the minutes of this meeting as Exhibit A and that the officers of this corporation are hereby instructed to file a certificate with the Secretary of State as to the creation of such Series A Convertible Preferred Stock.

that such preferred stock provisions adopted by the Board of Directors are attached hereto as Exhibit A.

NOTE:	Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch wide for binding and shall be 8 1/2” x 11”. Only one side should be used.

EXHIBIT A

KRONOS INCORPORATED

CERTIFICATE OF DESIGNATION

The relative rights, preferences, privileges and restrictions granted to or imposed on the Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) and the Common Stock or the holders thereof are as follows:

1. Dividends.

1.1. The holders of the Series A Preferred shall be entitled to receive, out of funds legally available therefor, dividends at the rate of $2.025 per share per annum, payable quarterly beginning on June 30, 1988 and in preference and priority to any payment of any dividend on any class of stock or series thereof of the Corporation for such year. The right to such dividends on the Series A Preferred shall accrue and cumulate on the books of this Corporation as an obligation of the Corporation on a quarterly basis, whether or not declared, beginning on July 31, 1987, provided, however, that if the Series A Preferred is automatically converted pursuant to Section 4.2 hereof on or prior to July 1, 1988, the holders of the Series A Preferred shall not be entitled to receive any dividends which, on or prior to such date, have accrued pursuant to this Section.

No dividend shall be paid on any class of stock or series thereof in any year, other than dividends payable solely in Common Stock, until all accrued dividends have been declared and paid on the Series A Preferred.

1.2. Increase in Dividend. If the Corporation shall fail to pay any dividend when due in accordance with this Section 1 or if the Corporation shall fail to make a mandatory redemption of the Series A Preferred in accordance with Section 7 hereof, then the rate at which dividends are payable, and, if dividends are not paid, the rate at which they accrue and cumulate, shall be increased by $0.1125 per share for each quarter that such dividend shall remain unpaid or that such mandatory redemption shall not be made, and shall be increased by $0.05625 for each successive quarter, provided that the maximum dividend payable in any quarter shall not exceed $0.8375 per share.

2. Liquidation Preference.

2.1. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner: The holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any class of stock or series thereof of the Corporation by reason of their ownership of such stock, the amount of $22.50 per share for each share of Series A Preferred then held by them, and, in addition, an amount equal to all accrued but unpaid dividends on the Series A Preferred held by them. If the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation so distributed shall be distributed ratably among the holders of the Series A Preferred in proportion to the aggregate preferential amount of all shares of Series A Preferred then held by them bears to the aggregate preferential amount of all shares of Series A Preferred outstanding as of the date of the distribution upon the occurrence of such event. After payment has been made to the holders of the Series A Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held by each of them.

3. Voting Rights. The holder of each share of Series A Preferred issued and outstanding shall be entitled to the number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred is then convertible, and the holders of Series A Preferred shall be entitled to vote on all matters as to which the holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as a single class. The holder of each share of Common Stock issued and outstanding shall be entitled to one vote per share of such Common Stock.

4. Conversion. The holders of the Series A Preferred have conversion rights as follows (the “Conversion Rights”):

4.1. Right of Conversion. Each share of Series A Preferred shall be convertible (at the option of the holder thereof) at any time after the date of issuance at the office of the Corporation or any transfer agent for the Series A Preferred into the number of shares of the Common Stock of the Company obtained by dividing $22.50 by the conversion price in effect at the time of conversion, determined as hereinafter provided (the “Conversion Price”). The initial Conversion Price shall be $22.50 per share. All calculations under this Section 4 shall be made to the nearest cent.

4.2. Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price, at the option of the Corporation, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a price per share (prior to underwriting commissions and offering expenses) of not less than $35 per share (appropriately adjusted for any recapitalizations, stock splits, stock combinations and stock dividends) in which the aggregate proceeds received by the Corporation (after underwriting discounts and commissions) equal or exceed $7,500,000. In the event of such automatic conversion of the Series A Preferred, such conversion shall not be deemed to have occurred until the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred has received from the Corporation all accrued and unpaid dividends owed on such person’s Series A Preferred.

4.3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4.2, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates provided that nothing contained herein shall require the holder to provide a surety or indemnity bond where the Common Stock issued is registered in the same name as the Series A Preferred surrendered for conversion. The Corporation shall, as soon as practicable after such delivery, or such agreement of indemnification in the case of a lost certificate, but in no event later than ten (10) business days after such delivery or agreement of indemnification, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder’s Series A Preferred. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, or in the case of automatic conversion on the date immediately prior to closing of the public offering, (provided that all accrued and unpaid dividends have been paid prior to such date) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered.

4.4. Adjustment of Conversion Price for Subdivisions, Combinations for Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

4.5. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger, consolidation or sale of assets transaction provided for elsewhere herein), provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

4.6. No impairment. The Company will not, by amendment of its Articles of Organization or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

4.7. Reservation of Shares. The Company agrees that, so long as any share of Series A Preferred shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Series A Preferred, the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Series A Preferred.

4.8. Validity of Shares. The Company agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series A Preferred will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and, without limiting the generality of the foregoing, the Company agrees that it will from time to time take all such action as may be requisite to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the then current Conversion Price of the Series A Preferred.

4.9. Notice of Adjustment. Upon each adjustment of the Conversion Price, the Company shall give prompt written notice thereof addressed to the registered holder of each share of the Series A Preferred at the address of such holder as shown on the records of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of his shares of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.10. Notice of Capital Changes. If at any time:

(a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

(b) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

(c) there shall be any proposed capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the registered holders of the Series A Preferred written notice, by registered or certified mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to the record date with respect thereto.

4.11. Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of the Series A Preferred or Common Stock upon conversion of the Series A Preferred.

5. Status of Converted Stock. In case any shares of any series of Series A Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be restored to authorized, but unissued shares of the Company.

6. Optional Redemption.

(a) The Corporation may, at any time, redeem any or all shares of the Series A Preferred on a pro rata basis. If the Corporation so elects it shall issue a Notice of Redemption (the “Redemption Notice”) to the holder’s of record of the Series A Preferred. The Redemption Notice shall set forth the Redemption Date, which shall be at least thirty (30) days after the date of the Notice of Redemption, the number of such holder’s shares of Series A Preferred to be redeemed, and the applicable Redemption Amount. The Redemption Amount of the Series A referred shall be equal to the product of (a) the number of shares of Series A Preferred of the holder which are subject to redemption multiplied by the sum of (b) $27.00 plus (c) the aggregate of all accrued and unpaid dividends per share but in no event shall the total of the Redemption Amounts paid to the holders of the Series A Preferred be less than $750,000. The Redemption Date shall be as specified in the Redemption Notice. The Redemption Amount shall be paid in a lump sum payment on the Redemption Date.

(b) The Corporation shall deposit the Redemption Amount in an escrow account with a state or national bank at least two (2) days prior to the Redemption Date and shall notify the holders of the Series A Preferred of such deposit immediately thereafter. Failure to make such deposit or notify the holders shall invalidate the

Redemption Notice and no redemption under this Section 6 may be made until such failure is cured. The holders of the Series A Preferred shall have the right to convert their shares pursuant to Section 4 at any time prior to the Redemption Date.

(c) The Redemption Amount set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, dividend, combination, reclassification or other similar event involving the Series A Preferred.

(d) Each holder of shares of Series A Preferred to be redeemed shall surrender his or her certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable Redemption Amount for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

(e) If any shares of Series A Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares as required by Section 6(d) hereof, then, from and after the Redemption Date, and except for the right to receive payment under this Section 6, such shares of Series A Preferred thereupon subject to redemption shall not be entitled to any further right as Series A Preferred, including but not limited to the conversion provisions set forth in Section 4 hereof.

7. Mandatory Redemption.

(a) On August 31, 1991 the Corporation shall redeem fifty percent (50%) of all of the shares of the Series A Preferred then outstanding and on August 31, 1992 the Corporation shall redeem the balance of the shares of Series A Preferred (the date on which such shares are redeemed by the Corporation referred to herein as the “Mandatory Redemption Date”). The redemption price for each share of Series A Preferred redeemed pursuant to this Section 7 shall be $22.50 per share plus all accrued and unpaid dividends on such share, whether or not earned or declared, up to and including the date fixed for redemption (the “Redemption Price”). Each redemption of Series A Preferred shall be made so that the number of shares of Series A Preferred held by each registered owner shall be reduced in an amount which shall bear the same ratio to the total number of shares of the Series A Preferred being so redeemed as the number of shares of Series A Preferred then held by such registered owner bears to the aggregate number of shares of Series A Preferred then outstanding.

(b) The Redemption Price set forth in this Section 7 shall be subject to equitable adjustment whenever there shall occur a stock split, dividend, combination, reclassification or other similar event involving the Series A Preferred.

(c) At least 45 days before any Mandatory Redemption Date pursuant to Section 7 (a), written notice (hereinafter referred to as the “Mandatory Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of the Series A Preferred which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the holders of Series A Preferred shall have the right to convert their shares pursuant to Section 4 at any time prior to the Mandatory Redemption Date; provided, further, that the Corporation’s failure to give such Mandatory Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred as provided in Section 7(a) hereof.

(d) Each holder of shares of Series A Preferred to be redeemed shall surrender his or her certificate or certificates representing such shares to the Corporation at the place designated in the Mandatory Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

(e) If any shares of Series A Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 7, then, from and after the Redemption Date, and except for the right to receive payment under this Section 7, such shares of Series A Preferred thereupon subject to redemption shall not be entitled to any further right as Series A Preferred, including but not limited to the conversion provisions set forth in Section 4 hereof.

8. Protective Provisions. The Corporation shall not, without the affirmative consent of the holders of shares representing at least 66  2/3% in voting power (90% in voting power with respect to Section 8(b) below) of the Series A Preferred then outstanding, acting separately as one class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred:

(a) in any manner authorize, create, or issue any class or series of capital stock (i) ranking, either as to payment of dividends, distribution of assets, or redemptions, prior to or on a parity with the Series A Preferred (other than the Series A Preferred itself), or (ii) that in any manner adversely affects the holders of Series A Preferred, or authorize, create, or issue any shares of any class; or series or any bonds, debentures, notes, or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such preference or priority or so diversely affecting the holders of Series A Preferred;

(b) in any manner alter or change the designations or the powers, preferences, or rights, or the qualifications, limitations, or restrictions of the Series A Preferred;

(c) reclassify the shares of Common Stock or any other shares of any class or series of capital stock hereafter created junior to the Series A Preferred into shares of any class or series of capital stock (i) ranking, either as to payment of dividends, distribution of assets, or redemptions prior to or on a parity with the Series A Preferred, or (ii) that in any manner otherwise adversely affects the holders of Series A Preferred;

(d) Sell or otherwise transfer all or substantially all of the Corporation’s rights in its technology or intellectual property such that the Corporation no longer owns or has any right to such technology or intellectual property;

(e) merge or consolidate with or into, or permit any subsidiary to merge with or into, any other corporation or corporations, or other entity or entities (in which merger or consolidation the shareholders of the Corporation receive distributions of cash or securities of another issuer as a result of such merger or consolidation).

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 6th day of August in the year 1987.

/s/ Glenn D. Bolduc	, xxxxxxx/Vice President, Finance
Glenn D. Bolduc

/s/ Anne Marie Cartier	, xxxxxx/Assistant Clerk
Anne Marie Cartier

THE COMMONWEALTH OF MASSACHUSETTS

Certificate of Vote of Directors Establishing

A Series of a Class of Stock

(General Laws, Chapter 156B, Section 26)

I hereby approve the within certificate and, the filing fee in the amount of $75.00 having been paid, said certificate is hereby filed this 10th day of August, 1987.

/s/ Micheal Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF CERTIFICATE TO BE SENT

TO:	Larry Jordan Rowe, Esq. Ropes & Gray
225 Franklin Street
Boston, Massachusetts 02110
Telephone: (617) 423-6100

Copy Mailed

THE COMMONWEALTH OF MASSACHUSETTS

MICHAEL JOSEPH CONNOLLY

Secretary of State

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

O	FEDERAL IDENTIFICATION
No. 042640942

CERTIFICATE OF CORRECTION

General Laws, Chapter 156B, Section 6A

Certificate of Correction of Articles of Amendment

(title of document to be corrected)

of

Kronos Incorporated

(name of corporation)

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is Kronos Incorporated

2.	The Articles of Amendment of the corporation,

(title of document to be corrected)

which was filed with the Secretary of the Commonwealth on June 11, 1987, is hereby corrected.

3.	The inaccuracy or defect to be corrected in said document is as follows:

Two typographical errors in Attachment 2. The paragraph numbered “1” should be numbered “3”. The with par value number of shares of common stock should be 2,500,000 instead of 2,250,000.

Please note that the inside front cover of the original amendment states 2,500,000 for authorized common stock, which is the correct amount.

4.	The portion of the document in corrected form is as follows:

Please see attached.

IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, we have hereto signed our names this 6th day of June in the year 1989.

/s/ Paul A. Lacy	xxxxx/Vice President

/s/ [illegible]	xxxxx/Assistant Clerk

Attachment 2

RESOLVED: That the Articles of Organization of this corporation be amended so that Articles 3 and 4 read in their entirety as follows:

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
Preferred	None	250,000	$1.00
Common	None	2,500,000	$.01

4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See Exhibit A hereto.

; and that the proper officers of this corporation be and they hereby are authorized and directed to execute and file such amendment with the Secretary of State of The Commonwealth of Massachusetts and to take such other actions as such officers deem necessary or desirable to carry out the purposes of this vote.

THE COMMONWEALTH OF MASSACHUSETTS
Examiner
	MICHAEL JOSEPH CONNOLLY	FEDERAL IDENTIFICATION
	Secretary of State	NO. 04-2640942
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

RESTATED ARTICLES OF ORGANIZATION
General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

	We,	Mark S. Ain	, President/xxxxxxxx and
		Paul A. Lacy	,Clerk xxxxxxxxxx of
Kronos Incorporated
(Name of Corporation)

located at 62 Fourth Avenue, Waltham, MA 02154 do hereby certify that the following restatement of the articles of organization of the ~corporation was duly adopted at a meeting held on April 16, 1992, by vote of

    1,127,890    shares of    Common Stock     out of    1,234,798    shares outstanding,

                                             (Class of Stock)

        20,152     shares of     Series A Preferred Stock out of 21,855 shares outstanding,

                                             (Class of Stock)

                         shares of                                  out of                          shares outstanding,

                                             (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote on each class or series of stock adversely effected thereby:

1. The name by which the corporation shall be known is: Kronos Incorporated

2. The purposes for which the corporation is formed are as follows: See Page 2A attached hereto.

C ☐ P ☐ M ☐ RA ☐

25 P.C.	Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE
Preferred		1,000,000	$1.00
Common		12,000,000	$.01

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See Pages 4A through 4M attached hereto.

*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None

*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See 6A through 6G attached hereto.

*If there are no provisions state “None”.

Article 2

Purposes

(a) to develop, manufacture and market electrical, electronic and mechanical products of any kind, and to conduct research in connection with any of the foregoing.

(b) to carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

Continuation Sheet 6A

ARTICLE 4

PROVISIONS RELATING TO CAPITAL STOCK

The capital stock of the Corporation shall consist of (i) 12,000,000 shares of Common Stock, $.01 par value per share and (ii) 1,000,000 shares of preferred stock, $1.00 par value per share, issuable in one or more series (the “Series Preferred Stock”), of which 21,855 shares shall be designated Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”).

SERIES PREFERRED STOCK AND COMMON STOCK

1. The shares of Series Preferred Stock may be issued from time to time in one or more series. To the extent not inconsistent with the other provisions of this Article 4, the Board of Directors is authorized to establish and designate the different series, and to fix and determine the variations and the relative rights and preferences among the different series, provided that all shares of Series Preferred Stock shall be identical except for variations so fixed and determined among the different series to the extent permitted by Massachusetts General Laws, Chapter 156B, Section 26 and any successor to that Section.

2. The preferences, voting powers, qualifications, special or relative rights or privileges of the Common Stock, the Series Preferred Stock and the Series A Preferred are as follows:

(a) Liquidation Preference. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the holders of each series of Series Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid the amount fixed and determined by the Board of Directors for such series plus (except as otherwise provided for any series of Series Preferred Stock) an amount equal to dividends accrued to the date of payment, and to no further payment. Except as otherwise provided for any series of Series Preferred Stock, in the event that the assets of this Corporation available for distribution to holders of Series Preferred Stock shall be insufficient to permit payment to such holders of such amounts, then all the assets of the Corporation then remaining shall be distributed among the series of Series Preferred Stock ratably on the basis of the relative aggregate liquidation preferences of each series and, within each such series, ratably among the holders of the shares of such series. The aggregate amount of payments to be made to holders of Series Preferred Stock upon any liquidation, dissolution or winding up of this Corporation may be fixed at any amount up to the full amount legally available for distribution to stockholders. After payment in full has been made to all holders of Series Preferred Stock, then, and only then, the remaining assets of this Corporation may be distributed to the holders of Common Stock. The holders of any series of Series Preferred Stock shall be entitled to participate in any such distribution to holders of Common Stock to the extent, if any, specified for such series by the Board of Directors. Except as otherwise provided for any series of Series Preferred Stock, neither the purchase or redemption by this Corporation of shares of any class or series of its capital stock in any manner permitted by the Restated Articles of Organization, nor the merger or consolidation of this Corporation with or into any other corporation or corporations, nor the sale or transfer by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation for the purposes of this Article 4.

(b) Dividend Preference. Holders of Series Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, dividends at such annual rate or rates, and no more, as are fixed for each series of Series Preferred Stock by the Board of Directors, payable in cash or in property or in shares of any series of Series Preferred Stock, or in Common Stock, or in any combination thereof. Holders of Series Preferred Stock may receive in the aggregate dividends equal to the full amount of funds legally available for the payment of dividends. Except as otherwise provided for any series of Series Preferred Stock, until all accrued dividends, if any, on all shares of Series Preferred Stock shall have been declared and set apart for payment, no dividend or distribution shall be made to holders of Common Stock, other than a dividend payable in Common Stock of this Corporation, nor shall any shares of Common Stock be repurchased, redeemed or otherwise retired. The holders of any series of Series Preferred Stock shall be entitled to participate in any dividend or distribution to holders of Common Stock to the extent, if any, specified for such series by the Board of Directors.

(c) Voting Powers and Qualifications. Each share of Common Stock shall entitle the holder thereof to one vote on all matters presented to stockholders. The holders of Series Preferred Stock shall be entitled to vote separately as a class, or in combination with the holders of Common Stock as a single class, to the extent (if any), and in regard to such matters and transactions (if any), as the Board of Directors may specify in establishing any such series or as may be otherwise required by law. Matters and transactions as to which the Board of Directors, in establishing any series, may specify a separate class vote of holders of Series Preferred Stock or any series thereof may include, without limitation, the election of a specified number or percentage of the directors, changes in this Corporation’s authorized capital stock, amendments to this Corporation’s Restated Articles of Organization or By-laws, mergers, a sale of substantially all of the assets of this Corporation, and dissolution of this Corporation. The Board of Directors may specify the percentage of votes required to approve any matter or transaction requiring a separate vote of the Series Preferred Stock or any series thereof. As to matters and transactions as to which the Series Preferred Stock is entitled to vote in combination with holders of Common Stock as a single class, the Board of Directors, in establishing any such series, may specify that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock, provided that Series Preferred Stock shall have no more than ten votes per share, or such greater number as is equivalent to the number of shares of Common Stock into which such shares of Series Preferred Stock are convertible.

(d) Additional Special or Relative Rights or Privileges. Holders of any series of Series Preferred Stock shall enjoy such additional special or relative rights or privileges vis-a-vis the holders of Common Stock as the Board of Directors (subject to the limitations imposed by this Article 4) may specify in the votes creating such series, including, without limitation, rights of redemption, sinking or purchase fund provisions and conversion rights.

(e) Series A Preferred. The rights, preferences, privileges and restrictions granted to or imposed on the Series A Preferred and the Common Stock or the holders thereof are as follows:

1.	Dividends.

1.1. The holders of the Series A Preferred shall be entitled to receive, out of funds legally available therefor, dividends at the rate of $2.025 per share per annum, payable quarterly beginning on June 30, 1988 and in preference and priority to any payment of any dividend on any class of stock or series thereof of the Corporation for such year. The right to such dividends on the Series A Preferred shall accrue and cumulate on the books of this Corporation as an obligation of the Corporation on a quarterly basis, whether or not declared, beginning on July 31, 1987, provided, however, that if the Series A Preferred is automatically converted pursuant to Section 4.2 hereof on or prior to July 1, 1988, the holders of the Series A Preferred shall not be entitled to receive any dividends which, on or prior to such date, have accrued pursuant to this Section.

No dividend shall be paid on any class of stock or series thereof in any year, other than dividends payable solely in Common Stock, until all accrued dividends have been declared and paid on the Series A Preferred.

1.2. Increase in Dividend. If the Corporation shall fail to pay any dividend when due in accordance with this Section 1 or if the Corporation shall fail to make a mandatory redemption of the Series A Preferred in accordance with Section 7 hereof, then the rate at which dividends are payable, and, if dividends are not paid, the rate at which they accrue and cumulate, shall be increased by $0.1125 per share for each quarter that such dividend shall remain unpaid or that such mandatory redemption shall not be made, and shall be increased by $0.05625 for each successive quarter, provided that the maximum dividend payable in any quarter shall not exceed $0.8375 per share.

2.	Liquidation Preference.

2.1. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner: The holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any class of stock or series thereof of the Corporation by reason of their ownership of such stock, the amount of $22.50 per share for each share of Series A Preferred then held by them, and, in addition, an amount equal to all accrued but unpaid dividends on the Series A Preferred held by them. If the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment, to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation so distributed shall be distributed ratably among the holders of the Series A Preferred in proportion to the aggregate preferential amount of all shares of Series A Preferred then held by them bears to the aggregate preferential amount of all shares of Series A Preferred outstanding as of the date of the distribution upon the occurrence of such event. After payment has been made to the holders of the Series A Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held by each of them.

3. Voting Rights. The holder of each share of Series A Preferred issued and outstanding shall be entitled to the number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred is then convertible, and the holders of Series A Preferred shall be entitled to vote on all matters as to whish the holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as a single class. The holder of each share of Common Stock issued and outstanding shall be entitled to one vote per share of such Common Stock.

4. Conversion. The holders of the Series A Preferred have conversion rights as follows (the “Conversion Rights”):

4.1. Right of Conversion. Each share of Series A Preferred shall be convertible (at the option of the holder thereof) at any time after the date of issuance at the office of the Corporation or any transfer agent for the Series A Preferred into the number of shares of the Common Stock of the Company obtained by dividing $22.50 by the conversion price in effect at the time of conversion, determined as hereinafter provided (the “Conversion Price”). The initial Conversion Price shall be $22.50 per share. All calculations under this Section 4 shall be made to the nearest cent.

4.2. Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price, at the option of the Corporation, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a price per share (prior to underwriting commissions and offering expenses) of not less than $35 per share (appropriately adjusted for any recapitalizations, stock splits, stock combinations and stock dividends) in which the aggregate proceeds received by the Corporation (after underwriting discounts and commissions) equal or exceed $7,500,000. In the event of such automatic conversion of the Series A Preferred, such conversion shall not be deemed to have occurred until the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred has received from the Corporation all accrued and unpaid dividends owed on such person’s Series A Preferred.

4.3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4.2, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates provided that nothing contained herein shall require the holder to provide a surety or indemnity bond where the Common Stock issued is registered in the same name as the Series A Preferred surrendered for conversion. The Corporation shall, as soon as practicable after such delivery, or such agreement of indemnification in the case of a lost certificate, but in no event later than ten (10) business days after such delivery or agreement of indemnification, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder’s Series A Preferred. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, or in the case of automatic conversion on the date immediately prior to closing of the public offering, (provided that all accrued and unpaid dividends have been paid prior to such date) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered.

4.4. Adjustment of Conversion Price for Subdivisions, Combinations for Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

4.5. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger, consolidation or sale of assets transaction provided for elsewhere herein), provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

4.6. No impairment. The Company will not, by amendment of its Articles of Organization or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

4.7. Reservation of Shares. The Company agrees that, so long as any share of Series A Preferred shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Series A Preferred, the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Series A Preferred.

4.8. Validity of Shares. The Company agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series A Preferred will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and, without limiting the generality of the foregoing, the Company agrees that it will from time to time take all such action as may be requisite to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the then current Conversion Price of the Series A Preferred.

4.9. Notice of Adjustment. Upon each adjustment of the Conversion Price, the Company shall give prompt written notice thereof addressed to the registered holder of each share of the Series A Preferred at the address of such holder as shown on the records of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of his shares of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.10. Notice of Capital Changes. If at any time:

(a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

(b) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

(c) there shall be any proposed capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or binding up of the Company;

then, in any one or more of said cases, the Company shall give the registered holders of the Series A Preferred written notice, by registered or certified mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization., reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to the record date with respect thereto.

4.11. Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of the Series A Preferred or Common Stock upon conversion of the Series A Preferred.

5. Status of Converted Stock. In case any shares of any series of Series A Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be restored to authorized and undesignated, but unissued shares of Series Preferred Stock of the Company.

6.	Optional Redemption.

(a) The Corporation may, at any time, redeem any or all shares of the Series A Preferred on a pro rata basis. If the Corporation so elects it shall issue a Notice of Redemption (the “Redemption Notice”) to the holders of record of the Series A Preferred. The Redemption Notice shall set forth the Redemption Date, which shall be at least thirty (30) days after the date of the Notice of Redemption, the number of such holder’s shares of Series A Preferred to be redeemed, and the applicable Redemption Amount. The Redemption Amount of the Series A Preferred shall be equal to the product of (a) the number of shares of Series A Preferred of the holder which are subject to redemption multiplied by the sum of (b) $27.00 plus (c) the aggregate of all accrued and unpaid dividends per share but in no event shall the total of the Redemption Amounts paid to the holders of the Series A Preferred be less than $750,000. The Redemption Date shall be as specified in the Redemption Notice. The Redemption Amount shall be paid in a lump sum payment on the Redemption Date.

(b) The Corporation shall deposit the Redemption Amount in an escrow account with a state or national bank at least two (2) days prior to the Redemption Date and shall notify the holders of the Series A Preferred of such deposit immediately thereafter. Failure to make such deposit or notify the holders shall invalidate the

Redemption Notice and no redemption under this Section 6 may be made until such failure is cured. The holders of the Series A Preferred shall have the right to convert their shares pursuant to Section 4 at any time prior to the Redemption Date.

(c) The Redemption Amount set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, dividend, combination, reclassification or other similar event involving the Series A Preferred.

(d) Each holder of shares of Series A Preferred to be redeemed shall surrender his or her certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable Redemption Amount for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

(e) If any shares of Series A Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares as required by Section 6(d) hereof, then, from and after the Redemption Date, and except for the right to receive payment under this Section 6, such shares of Series A Preferred thereupon subject to redemption shall not be entitled to any further right as Series A Preferred, including but not limited to the conversion provisions set forth in Section 4 hereof.

7. Mandatory Redemption.

(a) On August 31, 1991 the Corporation shall redeem fifty percent (50%) of all of the shares of the Series A Preferred then outstanding and on August 31, 1992 the Corporation shall redeem the balance of the shares of Series A Preferred (the date on which such shares are redeemed by the Corporation referred to herein as the “Mandatory Redemption Date”). The redemption price for each share of Series A Preferred redeemed pursuant to this Section 7 shall be $22.50 per share plus all accrued and unpaid dividends on such share, whether or not earned or declared, up to and including the date fixed for redemption (the “Redemption Price”). Each redemption of Series A Preferred shall be made so that the number of shares of Series A Preferred held by each registered owner shall be reduced in an amount which shall bear the same ratio to the total number of shares of the Series A Preferred being so redeemed as the number of shares of Series A Preferred then held by such registered owner bears to the aggregate number of shares of Series A Preferred then outstanding.

(b) The Redemption Price set forth in this Section 7 shall be subject to equitable adjustment whenever there shall occur a stock split, dividend, combination, reclassification or other similar event involving the Series A Preferred.

(c) At least 45 days before any Mandatory Redemption Date pursuant to Section 7 (a), written notice (hereinafter referred to as the “Mandatory Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of the Series A Preferred which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the holders of Series A Preferred shall have the right to convert their shares pursuant to Section 4 at any time prior to the Mandatory Redemption Date; provided, further, that the Corporation’s failure to give such Mandatory Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred as provided in Section 7(a) hereof.

(d) Each holder of shares of Series A Preferred to be redeemed shall surrender his or her certificate or certificates representing such shares to the Corporation at the place designated in the Mandatory Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

(e) If any shares of Series A Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 7, then, from and after the Redemption Date, and except for the right to receive payment under this Section 7, such shares of Series A Preferred thereupon subject to redemption shall not be entitled to any further right as Series A Preferred, including but not limited to the conversion provisions set forth in Section 4 hereof.

8. Protective Provisions. The Corporation shall not, without the affirmative consent of the holders of shares representing at least 66 2/3% in voting power (90% in voting power with respect to Section 8(b) below) of the Series A Preferred then outstanding, acting separately as one class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred:

(a) in any manner authorize, create, or issue any class or series of capital stock (i) ranking, either as to payment of dividends, distribution of assets, or redemptions, prior to or on a parity with the Series A Preferred (other than the Series A Preferred itself), or (ii) that in any manner adversely affects the holders of Series A Preferred, or authorize, create, or issue any shares of any class; or series or any bonds, debentures, notes, or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such preference or priority or so diversely affecting the holders of Series A Preferred;

(b) in any manner alter or change the designations or the powers, preferences, or rights, or the qualifications, limitations, or restrictions of the Series A Preferred;

(c) reclassify the shares of Common Stock or any other shares of any class or series of capital stock hereafter created junior to the Series A Preferred into shares of any class or series of capital stock (i) ranking, either as to payment of dividends, distribution of assets, or redemptions prior to or on a parity with the Series A Preferred, or (ii) that in any manner otherwise adversely affects the holders of Series A Preferred;

(d) Sell or otherwise transfer all or substantially all of the Corporation’s rights in its technology or intellectual property such that the Corporation no longer owns or has any right to such technology or intellectual property;

(e) merge or consolidate with or into, or permit any subsidiary to merge with or into, any other corporation or corporations, or other entity or entities (in which merger or consolidation the shareholders of the Corporation receive distributions of cash or securities of another issuer as a result of such merger or consolidation).

Article 6

Other Lawful Provisions

6.1 The Corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

6.2 The Corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

6.3 The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

6.4 The Board of Directors may make, amend or repeal the By-laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders and subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal By-laws made by the Board of Directors as provided for in these Restated Articles of Organization. The affirmative vote of two thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of By-laws by the stockholders of the Corporation. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in these Restated Articles of Organization in the manner now or hereafter prescribed by law.

6.5 Meetings of the stockholders may be held anywhere in the United States.

6.6 Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

6.7 The directors may specify the manner in which the accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the Board of Directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The Board of Directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

6.8 The purchase or other acquisition or retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

6.9(a) A director who has a financial, family or other interest in a contract or other transaction may be counted for purposes of establishing the existence of a quorum at a meeting of the board of directors (or of a committee of the board of directors) at which action with respect to the transaction is taken and may vote to approve the transaction and any related matters.

(b) A contract or other transaction in which a director or officer has a financial, family or other interest shall not be void or voidable for that reason, if any one of the following is met:

(1) The material facts as to the director’s or officer’s interest are disclosed or are known to the board of directors or committee of the board of directors acting on the transaction, and the board or committee authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested directors (or, if applicable, the sole disinterested director) on the board of directors or committee, as the case may be, even though the disinterested directors be less than a quorum; or

(2) The material facts as to the director’s or officer’s interest are disclosed or are known to the holders of the shares of the corporation’s capital stock then entitled to vote for directors, and such holders, voting such shares as a single class, by a majority of the votes cast on the question, specifically authorize, approve or ratify the transactions; or

(3) The transaction was fair to the corporation as of the time it was entered into by the corporation.

A failure to meet any of the requirements in subparagraphs (1), (2) or (3) shall not create an inference that the transaction is void or voidable for that reason.

(c) The directors shall have the power to fix from time to time their own compensation.

6.10 A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

6.11 The Corporation shall have all powers granted to Corporations by the laws of the Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

6.12 Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

6.13 In determining what he reasonably believes to be in the best interests of the Corporation in the performance of his duties as a director, a director may consider, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the Corporation’s assets and otherwise, such factors as the Board of Directors determines to be relevant, including, without limitation:

(i) the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation;

(ii) whether the proposed transaction might violate federal or state laws;

(iii) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and

(iv) the interests of the Corporation’s employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

6.14 Subject to the rights of the holders of shares of any class or series of Preferred Stock, the Board of Directors of the Corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the Corporation, By-laws of the Corporation, in such form and with such additional terms as the Board of Directors may determine, with respect to the matters of corporate proceedings set forth below:

(a) Regulation of the procedure for submitting nominations of persons to be elected directors, which shall be made only at a meeting of stockholders, including requirements that nominations of persons to be elected directors, other than nominations submitted on behalf of the incumbent Board of Directors, be (i) accompanied by a petition in support of such nominations signed by at least that number of holders of record of that percentage of shares of capital stock of the Corporation entitled to vote in the election of directors as are specified in such By-law (but a number of record holders not greater than 100 and a percentage of such shares not greater than 1%); and (ii) submitted to the clerk or other designated officer or agent of the Corporation at least that number of days before the meeting of the stockholders at which such election is to be held as is specified in such By-law (but not more than sixty days before such meeting). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by this paragraph 6.14 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and the defective nomination shall be disregarded.

(b) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the Board of Directors or as are made by a stockholder who has submitted notice thereof to the clerk or other designated officer or agent of the Corporation at least that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such By-law (but not more than sixty days before such meeting) setting forth such proposal, the reasons therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them and any financial interest of such stockholders in such proposal as specified in such By-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by this paragraph 6.14 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

(c) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the Corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the clerk or other designated officer or agent of the Corporation at least that number of days prior to the date of such meeting specified in such By-law (but not store than thirty days before such meeting) of their intent to attend in person, and the clerk or other designated officer or agent of the Corporation would issue a single admission ticket to each holder of shares of the stock of the Corporation entitled to vote at such meeting and to such other persons as the Board of Directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the Corporation and, to the extent authorized by the Board of Directors, the presiding officer at such meeting, employees or other agents of the corporation. Application of any such By-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

In the event that any such By-law is adopted pursuant to this paragraph 6.14, such By-law may only be amended or repealed upon the affirmative vote of two thirds of the total number of votes than outstanding represented by shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting.

6.15(A) After the consummation of an initial public offering of the Corporation’s common stock registered with the Securities and Exchange Commission (the “Public Offering Time”), the directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class (“Class I”) whose term expires at the first annual meeting of stockholders to be held after the Public Offering Time, another class (“Class II”) whose term expires at the second annual meting of stockholders to be held after the Public Offering Time, and another class (“Class III”) whose term expires at the third annual meeting of stockholders to be held after the Public Offering Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Public Offering Time, and the membership of each class shall be initially determined by the Board of Directors at such time. At each annual meeting of the stockholders of the Corporation after the Public Offering Time, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

(B) After the Public Offering Time and subject to the rights of the holders of shares of any class or series of Preferred Stock, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of 80% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall be elected and qualified or until such director’s earlier death, resignation or removal. For purposes of this subparagraph (B), “cause” shall mean the (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty, (4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

(C) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

6.16 Notwithstanding any other provisions of these Restated Articles of Organization or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Organization or the By-laws of the Corporation), the affirmative vote of 80% of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of paragraphs 6.4, 6.9, 6.10 and 6.13 through 6.16 of Article 6 of these Restated Articles of Organization.

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended except amendments to the following articles 2, 3, 4 and 6.

(*If there are no such amendments state “None”.)

Briefly describe amendments in space below:

Article 2

The language describing the purposes of the corporation has been revised to delete paragraphs (c) and (d). Said paragraphs (c) and (d) now appear as paragraphs 6.2 and 6.1 respectively of Article 6.

Article 3

The amount of authorized capital stock of the corporation has been increased to an aggregate of (i) 12,000,000 shares of Common Stock, $.01 par value per share, and (ii) 1,000,000 shares of Preferred Stock, $1.00 par value per share.

Article 4

The capitalization of the corporation has been amended so that the number of authorized shares of (i) Common Stock, $.01 par value per share, has been increased from 2,500,000 shares to 12,000,000 shares and (ii) Preferred Stock, $1.00 par value per share, has been increased from 250,000 shares to 1,000,000 shares.

The voting rights that the Board of Directors may grant to any series of the Corporation’s Preferred Stock, $1.00 par value per share, have been increased from one (1) vote per share to up to ten (10) votes per share.

Paragraph 5 of the Certificate of Designation of Series A Cumulative Convertible Preferred Stock has been amended to clarify that converted shares revere to the status of authorized and undesignated, but unissued shares of the corporation’s Preferred Stock, $1.00 par value per share.

Article 6

New provisions have been added to Article 6 and some existing provisions have been revised. New provisions added, include but are not limited to, provisions relating to (i) stockholder action by written consent, (ii) interested transactions, (iii) a staggered board of directors, (iv) supermajority voting requirements to amend certain provisions of these Restated Articles of Organization and (v) the ability of the corporation’s directors to consider special factors when evaluating corporate action.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 11th day of May in the year 1992.

/s/ Mark S. Ain	President/ xxxxxxxxxx

/s/ Paul A. Lacy	Clerk/xxxxxxxxxxxxx

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and, the filing fee in the amount of $10,750.00 having been paid, said articles are deemed to have been filed with me this 14th day of May 1992.

/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:	Zachary J. Shulman, Esq.
Ropes & Gray
One International Place
Boston, MA 02110-2624
Telephone:	(617) 951-2586

Copy Mailed

THE COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION No. 04-2640942
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
A SERIES OF A CLASS OF STOCK
General Laws, Chapter 156B, Section 26

We,	Mark S. Ain	,President/xxxxxxxx and
	Paul A. Lacy	,Clerk xxxxxxxxxx of

Kronos Incorporated

(Name of Corporation)

located at 400 Fifth Street, Waltham, Massachusetts 02154 do hereby certify that at a meeting of the directors of the corporation held on November 17, 1995, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A (Pages 1 through 10)

Note:	Votes to which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A 2B etc. Continuation sheets must have a left-hand margin 1 inch wide for binding and shall be 8 1/2 x 11. Only one side should be used.

CONTINUATION SHEET 2A

RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Restated Articles of Organization, the Board of Directors hereby creates a series of Preferred Stock, $1.00 par value (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be Twelve Thousand Five Hundred (12,500). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount, of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) (except, with respect to subsections (i) or (ii) above, in such case that the Corporation simultaneously declares or pays a dividend on, or effects a subdivision, combination or consolidation of, the Series A Preferred Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall, be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 10 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) (except, with respect to subsections (i) and (ii) above, in such case that the Corporation simultaneously declares or pays a dividend on, or effects a subdivision, combination or consolidation of, the Series A Preferred Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time (i) declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(B) Except as otherwise provided herein, in the Restated Articles of Organization, as amended, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)(i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

(ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

(iii) A Director elected pursuant to the terms hereof may be removed with or without, cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

(iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

(v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares, of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

(D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall, have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Organization, as amended, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

(C) In the event the Corporation shall at any time (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock)(except, with respect to subsections (i) or (ii) above, in such case that the Corporation simultaneously declares or pays a dividend on, or effects a subdivision, combination or consolidation of, the Series A Preferred Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

Section 7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) (except, with respect to subsections (i) and (ii) above, in such case that the Corporation simultaneously declares or pays a dividend on, or effects a subdivision, combination or consolidation of, the Series A Preferred Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Restated Articles of Organization, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 30th day of November, in the year 1995

/s/ Mark S. Ain	President/xxxxxxxxx

/s/ Paul A. Lacy	Clerk/xxxxxxxxxxx

THE COMMONWEALTH OF MASSACHUSETTS

Certificate of Vote of Directors Establishing

A Series of a Class of Stock

(General Laws, Chapter 156B, Section 26)

I hereby approve the within certificate and, the filing fee in the amount of $             having been paid, said certificate is hereby filed this      day of             , 19        .

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Sally J. Wallace, Esq. Vice President, General Counsel
Kronos Incorporated
400 Fifth Avenue
Waltham, MA 02154
Telephone:	617-890-3232

Copy Mailed

FEDERAL IDENTIFICATION
NO. 04-2640942
Fee: $250.00

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER OF PATENT AND SUBSIDIARY CORPORATIONS

(General Laws, Chapter 156B, Section 82)

We, W. Patrick Decker , *President / *Vice President,and Paul Lacy , *Clerk/*Assistant Clerk,of Kronos Incorporated(Exact name of corporation) organized under the laws of Massachusetts and herein called the parent corporation,certify as follows:

1.	That the subsidiary corporation(s) to be merged into the parent corporation is/are:

NAME	STATE OF ORGANIZATION	DATE OF ORGANIZATION
Kronos/ST Corporation	Massachusetts	March 29, 1994

2.	The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

Item 3 below may be deleted if all the corporations are organized under the Laws of Massachusetts and if General Laws, Chapter 156B is applicable to them.

3.	That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.

*	Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, those articles are to be signed by officers having corresponding powers and duties.

4.	That, at a meeting of the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted.

KRONOS BOARD VOTES

REGARDING MERGER OF KRONOS/ST CORPORATION

VOTED:	That, pursuant to Section 82 of Chapter 156B of the Massachusetts General Laws, the Corporation is hereby authorized to merge Kronos/ST Corporation (“Kronos/ST”), a Massachusetts corporation, a wholly-owned subsidiary of the Corporation, with and into the Corporation (the “Merger”);

VOTED:	That, the President, Vice President, Treasurer and Secretary of the Corporation be, and each of them acting singly hereby is, authorized to prepare, execute and affix the Corporation’s seal to Articles of Merger with respect to the Merger and cause the same to be filed with the Secretary of State of the Commonwealth of Massachusetts and to take all such other actions and to execute and to affix the Corporation’s seal to all such other instruments and agreements as they or any of them may deem appropriate to effect such Merger, the taking of such actions and the execution of any such documents to be conclusive evidence that the same was deemed to be necessary, desirable or appropriate and was authorized hereby;

VOTED:	That the Merger shall be effective on January 30, 1998;

VOTED:	That it is intended that the Merger qualifies as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

Note: Votes for which the space provided above is not sufficient, should be listed on additional sheets to be numbered 4A, 4B, etc. Additional sheets must be 8  1/2 x 11 and have a left hand margin of 1 inch. Only one side should be used.

5.	The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date, which shall not be more than thirty days after the date of filing:

Section 6 below may be deleted if the parent corporation is organized under the laws of Massachusetts.

6.	The parent corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any corporation organized under the laws of Massachusetts with which it has merged, and any obligation hereafter incurred by the parent corporation, including the obligation created by General Laws, Chapter 156B, Section 82, Subsection (e), so long as any liability remains outstanding against the parent corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligations, including taxes, in the same manner as provided in Chapter 181.

SIGNED UNDER THE PENALTIES OF PERJURY, this 30th day of January, 1998,

/s/ W. Patrick Decker	, *President / *Vice President,

/s/ Paul A. Lacy	, *Clerk / *Assistant Clerk.

*	Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, those articles are to be signed by officers corresponding powers and duties.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS

(General Laws, Chapter 156B, Section 82)

I hereby approve the within Articles of Merger of Parent and Subsidiary Corporations, and the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 30th day of January, 1998.

Effective date: 1/30/08

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Alyce Moore, Esq.

Kronos Incorporated

400 Fifth Avenue

Waltham, MA 02154

Telephone: 781-487-4905

FEDERAL IDENTIFICATION
NO. 04-2640942

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, W. Patrick Decker, *President / ~~*Vice President~~,

and Paul A. Lacy, *Clerk/~~*Assistant Clerk~~,

of Kronos Incorporated,

(Exact name of corporation)

Located at 400 Fifth Avenue, Waltham, MA 02154,

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on January 30, 1998, by vote of:

7,017,025 shares of             Common Stock             of 8,207,008 shares outstanding,

                                    (type, class & series, if any)

                 shares of                                                   of                  shares outstanding,

                                    (type, class & series, if any)

                 shares of                                                   of                  shares outstanding,

                                    (type, class & series, if any)

[1]

**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ ~~or 2 **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon~~ and of each type, class or series of stock whose rights are adversely affected thereby:

*	Delete the inapplicable words.
**	Delete the inapplicable clause.
[1]	For amendments adopted pursuant to Chapter 156B, Section 70.
[2]	For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provide under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	12,000,000	$.01
Preferred:		Preferred:	1,000,000	$1.00

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	20,000,000	$.01
Preferred:		Preferred:	1,000,000	$1.00

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of February, 1998,

/s/ W. Patrick Decker	, *President / *~~Vice President~~,
/s/ Paul A. Lacy	, *Clerk / *~~Assistant Clerk~~.

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $8,000.00, having been paid, said articles are deemed to have been filed with me this 20th day of February, 1998.

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Sally Wallace, Esq.

Kronos Incorporated

400 Fifth Avenue

Waltham, MA 02154

FEDERAL IDENTIFICATION	FEDERAL IDENTIFICATION
NO. 95-3997163	NO. 04-2640942

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF XXXXXXXXX* MERGER

(General Laws, Chapter 156B, Section 79)

xxxxxxxxxx merger of	CrossWind Technologies, Inc.

Kronos Incorporated,
the constituent corporations, into
Kronos Incorporated,

xxxxxxxxxx one of the constituent corporations organized under the laws of Massachusetts.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of xxxxxxxxxx merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 79, and will be kept as provided by Subsection (c) thereof. The xxxxxxxxxx surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the xxxxxxxxxx merger determined pursuant to the agreement of xxxxxxxxxx merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

May 28, 1999

3. (For a merger)

**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:    None.

(For a consolidation)

(a) The purpose of the resulting corporation is to engage in the following business activities:

N/A

*Delete the inapplicable words.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8  1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

(For a consolidation)

(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue: N/A

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:
Preferred:		Preferred:

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

None.

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

None.

**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

None.

Item 4 below may be deleted if the xxxxxxxxxxx surviving corporation is organized under the laws of a state other than Massachusetts.

4. The information contained in item 4 is not a permanent part of the Articles of Organization of the xxxxxxxxxx surviving corporation.

(a) The street address (post office boxes are not acceptable) of the xxxxxxxxxx surviving corporation in Massachusetts is:

400 Fifth Avenue

Waltham MA 02451

**If there are no provisions state “None”.

KRONOS INCORPORATED

BOARD OF DIRECTORS

Mark S. Ain 225 Bishops Forest Drive Waltham, MA 02451		(617) 891-9169

W. Patrick Decker 12 Stonegate Lane Bedford, MA 01730		(617) 271-1289

Richard Dumler	Work:	(212) 682-9232
Lambda III L.P.	Fax:	(212) 682-9231
380 Lexington Avenue	Home:	(203) 579-2943
New York NY 10168 email: on Kronos email

Sam Rubinovitz	Home Office:	(617) 862-9352
3 Bowser Road	Home:	(617) 862-2273
Lexington MA 02173 email: on Kronos email	Fax:	(617) 862-3386

Florida address:	Home:	(941) 387-8235
2550 Harbourside Drive, Apt 334 Long Boat Key FL 34228	Fax:	(941) 383-8267

Larry Portner 426 Wing’s Neck Road PO Box 1438 Pocasset MA 02559 email: LPort81453@aol.com	Home/Fax:	(508) 563-7230

Florida address: 300 Pirates’ Bight Naples FL 33940	Home/Fax:	(941) 263-4183

D. Bradley McWilliams	Work:	(713) 209-8410
Cooper Industries PO Box 4446 Houston TX 77210	Fax:	(713) 209-8989
email: mcwilliams@cooperindustries.com	Admin:	Maria Graber (713) 209-8528

mailing address: Cooper Industries 600 Travis, Suite 5800 Houston TX 77002

(b) The name, residential address and post office address of each director and officer of the xxxxxxxxxx surviving corporation is:

NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President: W. Patrick Decker	12 Stonegate Lane Bedford MA 01730	400 Fifth Avenue Waltham MA 02451
Treasurer: Paul Lacy	3 Hidden Brick Road Hopkinton MA 01748	400 Fifth Avenue Waltham MA 02451
Clerk: Paul Lacy	3 Hidden Brick Road Hopkinton MA 01748	400 Fifth Avenue Waltham MA 02451

Directors: See Attached.

(c)	The fiscal year end (i.e. tax year) of the xxxxxxxxxx surviving corporation shall end on the last day of the month of: September

(d)	The name and business address of the resident agent, if any, of the xxxxxxxxxx surviving corporation is: N/A

Item 5 below may be deleted if the xxxxxxxxxx surviving corporation is organized under the laws of Massachusetts.

5. The xxxxxxxxxx surviving corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any constituent Massachusetts corporation, any prior obligation of any constituent foreign corporation qualified under General Laws, Chapter 181, and any obligations hereafter incurred by the xxxxxxxxxx surviving corporation, including the obligation created by General Laws, Chapter 156B, Section 85, so long as any liability remains outstanding against the corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Chapter 181.

FOR MASSACHUSETTS CORPORATIONS

The undersigned xxxxxxxxxx Vice President and Clerk xxxxxxxxxx of Kronos Incorporated, a corporation organized under the laws of Massachusetts, further state under the penalties of perjury that the agreement of xxxxxxxxxx merger has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Paul Lacy	,	xxxxxx Vice President
PAUL LACY

/s/ Paul Lacy	,	Clerk xxxxxxxxxxx
PAUL LACY

FOR CORPORATIONS ORGANIZED IN A STATE OTHER THAN MASSACHUSETTS

The undersigned, †VICE PRESIDENT and ††ASSISTANT SECRETARY, of CrossWind Technologies, Inc., a corporation organized under the laws of California, further state under the penalties of perjury that the agreement of xxxxxxxxxx merger has been duly adopted by such corporation in the manner required by the laws of California.

*       Delete the inapplicable words.

†       Specify the officer having powers and duties corresponding to those of the president or vice president of a Massachusetts corporation organized under General Laws, Chapter 156B.

††    Specify the officer having powers and duties corresponding to the clerk or assistant clerk of such a Massachusetts corporation.

†	/s/ Laurel R. Giarruso
LAUREL R. GIARRUSO

††	/s/ Laurel R. Giarruso
LAUREL R. GIARRUSO

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF XXXXXXXXX MERGER

(General Laws, Chapter 156B, Section 79)

I hereby approve the within Articles of xxxxxxxxxx Merger and, the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 28th day of May, 1999.

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

    Photocopy of document to be sent to:

Alyce Moore, Esq.
Kronos Incorporated
400 Fifth Avenue
Waltham, MA 02154
Telephone:	781-487-4905

FEDERAL IDENTIFICATION
NO. 04-2640942

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, W. Patrick Decker, *President xxxxxxxxxxxxxx

and Paul A. Lacy, *Clerk xxxxxxxxxx,

of Kronos Incorporated,

(Exact name of corporation)

Located at 400 Fifth Avenue, Waltham, MA 02154,

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on February 3, xx 2000 by vote of:

10,220,719	shares of	Common Stock	of	12,486,648	shares outstanding,
		(type, class & series, if any)

	shares of		of		shares outstanding,
		(type, class & series, if any)

	shares of		of		shares outstanding,
		(type, class & series, if any)

[1]**

being at least a majority of each type, class or series outstanding and entitled to vote thereon: xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx and of each type, class or series of stock whose rights are adversely affected thereby:

*	Delete the inapplicable words. **Delete the inapplicable clause.
[1]	For amendments adopted pursuant to Chapter 156B, Section 70.
[2]	For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provide under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	20,000,000	$.01
Preferred:		Preferred:	1,000,000	$1.00

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	50,000,000	$.01
Preferred:		Preferred:	1,000,000	$1.00

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of February, xx 2000,

/s/ W. Patrick Decker	, President xxxxxxxxxx,

/s/ Paul Lacy	Clerk xxxxxxxxxx.

* Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $30,000.00, having been paid, said articles are deemed to have been filed with me this 29th day of February, xx 2000.

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

    Photocopy of document to be sent to:

Alyce Moore, Esq.
Kronos Incorporated
400 Fifth Avenue
Waltham, MA 02154
Telephone:	781-487-4905